UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________
AMBAC FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
________________

Delaware	13-3621676
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

One World Trade Center
New York, New York 10007
(212) 658-7470
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
________________
Stephen M. Ksenak
Ambac Financial Group, Inc.
One World Trade Center
New York, New York 10007
(212) 658-7470
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
________________
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Warrants	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: __________________(if applicable).
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

EXPLANATORY NOTE
The registrant is filing this registration statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.01 per share (“Common Stock”), from The Nasdaq Global Select Market to the New York Stock Exchange.
DESCRIPTION OF CAPITAL STOCK
General
Under our amended and restated certificate of incorporation (our “Certificate of Incorporation”), our authorized capital stock consists of 130 million shares of common stock, par value of $0.01 per share, and 20 million shares of preferred stock, par value $0.01 per share. As of January 9, 2020, there were 45,592,362 shares of our common stock outstanding (which includes 14,496 shares held in treasury), no shares of preferred stock outstanding, and warrants to purchase 5,038,807 shares of our common stock outstanding (which includes 161,024 warrants held in treasury).
A description of the equity securities of Ambac Financial Group, Inc. (the “Company”) is set forth under “Description of Registrant’s Securities to be Registered” in the Company’s Form 8-A (File No. 001-10777), filed with the Securities and Exchange Commission on May 1, 2013, which description is incorporated herein by reference.
Item 2.  Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Incorporation of Ambac Financial Group, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-A, filed on May 1, 2013)
3.2	Amended By-laws of Ambac Financial Group, Inc. (incorporated by reference to Exhibit 3.2 to Ambac Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013)
4.1	Specimen form of stock certificate (incorporated by reference to Exhibit 4.1 to Form 8-A, filed on May 1, 2013)
4.2	Warrant Agreement, dated as of May 1, 2013 between Ambac Financial Group, Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.2 to Form 8-A, filed on May 1, 2013)

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Incorporation of Ambac Financial Group, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-A, filed on May 1, 2013)
3.2	Amended By-laws of Ambac Financial Group, Inc. (incorporated by reference to Exhibit 3.2 to Ambac Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013)
4.1	Specimen form of stock certificate (incorporated by reference to Exhibit 4.1 to Form 8-A, filed on May 1, 2013)
4.2	Warrant Agreement, dated as of May 1, 2013 between Ambac Financial Group, Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.2 to Form 8-A, filed on May 1, 2013)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 30, 2020.

AMBAC FINANCIAL GROUP, INC.

By:	/s/ William J. White
William J. White
Corporate Secretary

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